             As Filed with the Securities and Exchange Commission on
                               September 15, 1997

                                                      Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        DIAMOND ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                   ----------

               New Jersey                               22-2748019
         (State or other juris-                      (I.R.S. Employer
          diction of incorpora-                       identification
          tion or organization)                           number)

         16818 Marquardt Avenue
         Cerritos, California                             90703
         (Address of Principal                          (Zip Code)
          Executive Offices)

--------------------------------------------------------------------------------
    Consulting Agreement between the Corporation and Bruce W. Barren and the
                 EMCO/Hanover Group, Inc. dated August 25, 1997

                Consulting Agreement between the Corporation and
                       George Furla dated August 25, 1997

                Consulting Agreement between the Corporation and
                        Peter Benz dated August 25, 1997

                Consulting Agreement between the Corporation and
                         Al Davis dated August 25, 1997

                Consulting Agreement between the Corporation and
                       Murray Scott dated August 25, 1997

            Amended Employment Agreement between the Corporation and
                     James K.T. Lu dated September 1, 1997


            Amended Employment Agreement between the Corporation and
                  Jeffrey I. Schillen dated September 1, 1997

     Employment Agreements between the Corporation and various Key Employees

                                  JAMES K.T. LU
                                    PRESIDENT
                        DIAMOND ENTERTAINMENT CORPORATION
                             16818 MARQUARDT AVENUE
                           CERRITOS, CALIFORNIA 90703
                                 (562) 921-3999
                          (Name, address and telephone
                          number, including area code,
                              of agent for service)

                                   ----------

                                   COPIES TO:
                             Steven Wasserman, Esq.
                              Bernstein & Wasserman
                                950 Third Avenue
                            New York, New York 10022
                                 (212) 826-0730

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                     Proposed        Proposed
                                                     maximum         maximum
                              Amount                 offering        aggregate             Amount of
Title of securities           to be                  price per       offering              registration
to be registered              registered(1)          Share           price                 fee
--------------------------------------------------------------------------------------------------------
Warrants (2)                  7,849,523                 --                 --                 --

Common Stock,                 7,849,523 shares       $ .10(3)          $784,952.30         $ 237.84
no par value,
underlying warrants

Common Stock,                 4,550,000 shares       $ .09(4)          $409,500            $ 124.09
no par value

----------
TOTAL                        12,399,523 shares          --           $1,194,452.30         $ 361.92


----------
(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2)  Warrants are exercisable at $.10 per share.

(3) The proposed maximum offering price per share is based upon the designated exercise price as stated in the appropriate agreements under which the warrants were granted.

(4) Calculated pursuant to Rule 457(h). Based on the average bid and asked price for the Common Stock as of September 8, 1997.

                                     PART I

     Item 1.   Plan Information

     Item 2.   Registrant Information and Employee Plan Annual Information

     The document(s) containing the information specified in this Part I will be sent or given to participants in the Plan to which this Registration Statement relates, as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended, and are not filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents By Reference

     The following documents or portions thereof, as filed with the Securities and Exchange Commission by Diamond Entertainment Corporation, a New Jersey Corporation (the "Corporation"), are incorporated herein by reference:

     (1) Annual Report on Form 10-KSB for the year ended March 31, 1997.

     (2) Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1997.

     (3) The description of the Common Stock, no par value per share ("Common Stock"), of the Corporation contained in the Corporation registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 4.   Description of Securities.

Common Stock

     The Company is authorized to issue up to 100,000,000 shares of Common Stock, of which 17,861,864 shares were issued and outstanding as of August 20, 1997. The Company held its annual meeting of shareholders on August 23, 1996 at which time an amendment to the Company's certificate of incorporation to increase the authorized shares of Common Stock was approved. All of the issued and outstanding shares of Common Stock are fully paid, validly issued and non-assessable.

     Subject to the rights of holders of Preferred Stock, if any, holders of shares of Common Stock of the Company are entitled to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of Common Stock. See "Dividend Policy." Upon liquidation, dissolution or winding up of the Company, after payment of creditors and the holders of any senior securities of the Company, including Preferred Stock, if any, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock is not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to the Common Stock and the Common Stock is not subject to call. The holders of Common Stock do not have any preemptive or other subscription rights.

     Holders of shares of Common Stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

     Item 5.   Interests of Named Experts and Counsel

               Not Applicable.


     Item 6.   Indemnification of Directors and Officers

     Section 14A:3-5 of the New Jersey Business Corporation Act (the "Statute") empowers a corporation as follows:

     "Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expense and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth elsewhere in this Statute.


Certificate of Incorporation

     The Company's Certificate of Incorporation provides that the Company shall indemnify those persons entitled to be indemnified, to the fullest extent permitted by Section 14 A:3-5 of the Statute.


Commission Policy

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     Item 7.   Exemption from Registration Claimed

               None applicable

     Item 8.   Exhibits

     The following is a complete list of exhibits filed as a part of this registration statement:

         Exhibit No.       Document

      4.1 Certificate of Incorporation of the Corporation, as amended (Incorporated by reference to Corporation's Registration Statement on Form S-18 Registration No.33-33997)


      4.2 By-Laws of the Corporation, as amended (Incorporated by reference to the Corporation's Registration Statement on Form S-18 Registration No.33- 33997).

      5.1      Opinion of Bernstein & Wasserman, LLP.

     10.1 Consulting Agreement dated as of August 25, 1997 between the Corporation and Bruce W. Barren and The EMCO/Hanover Group, Inc.

     10.2 Consulting Agreement dated as of August 25, 1997 between the Corporation and Peter Benz.

     10.3 Consulting Agreement dated as of August 25, 1997 between the Corporation and George Furla.

     10.4 Consulting Agreement dated as of August 25, 1997 between the Corporation and Al Davis.

     10.5 Amended Employment Agreement dated as of September 1, 1997 between the Corporation and James K.T. Lu.

     10.6 Amended Employment Agreement dated as of September 1, 1997 between the Corporation and Jeffrey I. Schillen.

     10.7 Employment Agreements dated as of September 1, 1997 between the Corporation and various key employees.

     10.8 Consulting Agreement dated as of August 25, 1997 between the Corporation and Murray Scott.

     23.1      Consent of Bernstein & Wasserman, LLP (included in Exhibit 5.1).

     23.2      Consent of Moore Stephens, P.C.

     Item 9.   Undertakings

     A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, the paragraphs (1)(i) and (1)(ii) do not apply if the information is required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof; and;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cerritos, California, on the 15 day of September, 1997.

                                        DIAMOND ENTERTAINMENT CORP.


                                        By:  /s/  James. K.T. Lu
                                             -----------------------------------
                                             James K.T. Lu
                                             Chairman of the Board, Chief
                                             Executive Officer; President;
                                             Secretary and Director


                                        By:  /s/  Thomas Sung
                                             -----------------------------------
                                             Thomas Sung
                                             Principal Financial Officer and
                                             Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                         Date
---------                           -----                         ----


/s/  James K.T. Lu          Chairman of the Board                 September 15, 1997
------------------------    Chief Executive Officer; President;
James K.T. Lu               Secretary and Director



/s/  Jeffrey I. Schillen    Executive Vice President Sales        September 15, 1997
------------------------    and Marketing and Director
Jeffrey I. Schillen


                            Director                              September ___, 1997
------------------------
Murray T. Scott

                        DIAMOND ENTERTAINMENT CORPORATION

                                    EXHIBITS

                                       TO

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS



     Exhibit No.    Document

      4.1 Certificate of Incorporation of the Corporation, as amended (Incorporated by reference to Corporation's Registration Statement on Form S-18 Registration No.33-33997)

      4.2 By-Laws of the Corporation, as amended (Incorporated by reference to the Corporation's Registration Statement on Form S-18 Registration No.33- 33997).

      5.1           Opinion of Bernstein & Wasserman, LLP.

     10.1 Consulting Agreement dated as of August 25, 1997 between the Corporation and Bruce W. Barren and The EMCO/Hanover Group, Inc.

     10.2 Consulting Agreement dated as of August 25, 1997 between the Corporation and Peter Benz.

     10.3 Consulting Agreement dated as of August 25, 1997 between the Corporation and George Furla.

     10.4 Consulting Agreement dated as of August 25, 1997 between the Corporation and Al Davis.

     10.5 Amended Employment Agreement dated as of September 1, 1997 between the Corporation and James K.T. Lu.

     10.6 Amended Employment Agreement dated as of September 1, 1997 between the Corporation and Jeffrey I. Schillen.

     10.7 Employment Agreements dated as of September 1, 1997 between the Corporation and various key employees.

     10.8 Consulting Agreement dated as of August 25, 1997 between the Corporation and Murray Scott.

     23.1           Consent of Bernstein & Wasserman, LLP (included in Exhibit
                    5.1).

     23.2           Consent of Moore Stephens, P.C.